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                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY
                               VOTING AGREEMENT

      THIS VOTING AGREEMENT is entered into as of the 23rd day of December, 1997, by and among Daedalus Enterprises, Inc., a Delaware corporation ("DEI"), the persons listed on the signature page hereto as DEI Stockholders (the "DEI Stockholders") and the persons listed on the signature page hereto as STR Stockholders (the "STR Stockholders").

                                  RECITALS:

      This Agreement is made with reference to the following acts and objectives:

            (a) Each of the DEI Stockholders own shares of common stock, par value $.01 (the "DEI Common Stock") of DEI.

            (b) Each of the STR Stockholders own shares of the common stock, par value $.10 ("STR Common Stock"), of S. T. Research Corporation, a Virginia corporation ("STR").

            (c) Pursuant to an Agreement and Plan of Merger of even date herewith between STR, DEI and a wholly-owned subsidiary of DEI (the "Merger Agreement"), each of the STR Stockholders will acquire DEI Common Stock at the time of the filing of Articles of Merger with the Virginia State Corporation Commission (the "Effective Time") with respect to the merger of a wholly-owned subsidiary of DEI with and into STR (the "Merger").

            (d) The parties hereto believe that it is in their best interest (i) to make certain provisions for the voting and non-transfer of their DEI Common Stock and STR Common Stock in connection with the Merger; and (ii) to provide for the election of certain directors to the Board of Directors of DEI following the Merger.

                                  AGREEMENT:

      In order to consummate the desires of the parties set forth in the foregoing recitals, each of the parties hereby agrees as follows:

      1. DEI Stockholders' Agreements. Provided that the Merger Agreement has not been terminated in accordance with its terms (or notice of termination given and not withdrawn), each of the DEI Stockholders agrees that:




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            1.1  Voting.  At the DEI Stockholder Meeting contemplated under the Merger Agreement, such DEI Stockholder shall vote all of the shares of DEI Common Stock with respect to which he has or shares voting power for the approval of the matters stated in Section 5.2 of the Merger Agreement to be brought before such meeting.

            1.2 No Transfer of DEI Common Stock. Prior to the earlier of the Merger, the termination of the Merger Agreement or July 1, 1998, each DEI Stockholder agrees not to sell, transfer or assign any of his shares of DEI Common Stock unless the purchaser, transferee or assignee agrees in writing to accept such shares of DEI Common Stock subject to this Agreement in the capacity of a DEI Stockholder hereunder.

      2. STR Stockholders' Agreements. Provided that the Merger Agreement has not been terminated in accordance with its terms (or notice of termination given and not withdrawn), each of the STR Stockholders agrees that:

            2.1 Voting. At the STR Stockholders Meeting contemplated under the Merger Agreement, such STR Stockholder shall vote all of the shares of STR Common Stock with respect to which he has or shares voting power for approval of the Merger Agreement, the Merger and the consummation of the transactions contemplated thereunder.

            2.2 No Transfer of STR Common Stock. Prior to the earlier of the Merger, the termination of the Merger Agreement or July 1, 1998, each STR Stockholder agrees not to sell, transfer or assign any of his shares of STR Common Stock unless the purchaser, transferee or assignee agrees in writing to accept such shares of STR Common Stock subject to this Agreement in the capacity of an STR Stockholder hereunder.

      3. DEI Agreements. For a period beginning at the Effective Time and ending on the date following the conclusion of the second annual meeting of the stockholders of DEI after the Effective Time, DEI agrees (a) that, except as provided in the next sentence, the number of directors on its Board of Directors shall be fixed at seven and (b) to nominate Thomas R. Ory, John D. Sanders, Philip H. Power, Santo R. Perrino, Kent Rockwell, James Busey and Charles Bernard for election as directors at each meeting of the stockholders of DEI at which directors are elected, subject to the consent of such persons to serve in such capacity. In the event that, after the Effective Time and before the conclusion of the second annual meeting of the stockholders of DEI after the Effective Time, DEI engages in a financing transaction or an acquisition transaction the terms of which require DEI to increase the number of directors on the Board and to appoint a new director or directors to fill the vacancy or vacancies created thereby, such an increase in the number of directors shall not constitute a breach of clause (a) of the preceding sentence, provided that the number of directors is not increased to more than 10.

      4. Notices. All notices which are required or may be given pursuant to this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or mailed by registered, certified or express mail, postage prepaid, as follows:


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            If to DEI or the STR Stockholders:  S.R. Perrino
                                                8419 Terminal Road
                                                Newington, Virginia 22122

            If to the DEI Stockholders:         Thomas R. Ory
                                                300 Parkland Plaza
                                                Ann Arbor, Michigan 48106

or at such other address as any party hereto shall have designated by notice in writing to all other parties hereto specifically referring to this Section 4 of this Agreement.

      5. Jurisdiction. This Agreement shall be interpreted and construed under the laws of the State of Delaware applicable to contracts executed and fully performed in the State of Delaware.

      6. Modification. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written understandings, agreements, representations and negotiations. Except as provided in Section 11 hereof, this Agreement may not be modified except in writing signed by all of the parties.

      7. Causation and Specific Performance. Each of the parties agrees to vote their respective DEI Common Stock and STR Common Stock and all parties agree to cooperate and perform every act and execute every document necessary to enforce the rights and obligations provided in this Agreement. The provisions of this Agreement may be enforced specifically and each party waives all claims and defenses that an adequate remedy at law or in damages exists and agrees that none does exist. No waiver of any provision or breach of this Agreement will be effective unless in writing signed by the party or parties granting the waiver, and no waiver will be deemed a waiver of any other breach.

      8. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart.

      9. Construction. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against the person who himself or through his agent prepared the same, it being agreed that representatives of each party hereto have participated in the preparation hereof.

      10. Further Assurances. Each of the parties hereto agrees that it or he will, at any time, and from time to time after the date hereof, upon the reasonable request of the other parties, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such acts and instruments as may be reasonably required in conformity with this Agreement to consummate the transactions contemplated herein (including, without limitation,



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irrevocable proxies).

      11. Binding Effect; Assignability; Additional Parties. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto. The terms, conditions and restrictions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be binding upon transferees of DEI Common Stock after the Effective Time if such DEI Common Stock was transferred pursuant to (a) an effective registration statement under the Securities Act of 1933 (the "Act") or (b) a transaction which satisfies the manner of sale conditions contained in paragraphs (f) and
(g) of Rule 144 under the Act, as such Rule is in effect on the date hereof. The parties acknowledge and agree that other holders of DEI Common Stock or STR Common Stock may, at any time during the term hereof, become parties to this Agreement by executing and delivering a copy of this Agreement to each of the other parties hereof in accordance with Section 4 hereof. Any person becoming a party to this Agreement pursuant to the preceding sentence shall be deemed a "DEI Stockholder" to the extent such person has or shares voting power with respect to shares of DEI Common Stock at any time and shall be deemed an "STR Stockholder" to the extent such person has or shares voting power with respect to shares of STR Common Stock at any time.

      12. Term and Effectiveness. This Agreement shall be effective as of the date hereof and shall terminate on the earlier of (a) the termination of the Merger Agreement or (b) the day following the conclusion of the second annual meeting of the stockholders of DEI after the Effective Time.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


DAEDALUS ENTERPRISES, INC.


By:   /s/
      ------------------------

Its:
      ------------------------


DEI STOCKHOLDERS                          STR STOCKHOLDERS


 /s/  Thomas R. Ory                       /s/  Santo R. Perrino
------------------------                  -------------------------
Thomas R. Ory                             Santo R. Perrino


 /s/  Charles G. Stanich                  /s/  Robert S. Bower
------------------------                  -------------------------
Charles G. Stanich                        Robert S. Bower


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 /s/  John D. Sanders                     /s/  John D. Sanders
------------------------                  -------------------------
John D. Sanders                           John D. Sanders


 /s/  Philip H. Power                     /s/  Donald Reiser
------------------------                  -------------------------
Philip H. Power                           Donald Reiser



ID/MME                                       5